FORM 8-K
Exhibit 99.01

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE ANNOUNCES FIRST QUARTER 2012 EARNINGS
Revenue at High End of Guidance Range; Initiates $50 Million Share Repurchase Program

SUNNYVALE, Calif., May 1, 2012 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of wireless and wired HD connectivity solutions, today reported financial results for its first quarter ended March 31, 2012.

Revenue for the first quarter of 2012 was $55.0 million, compared to $58.7 million for the fourth quarter of 2011 and $49.0 million for the first quarter of 2011.

“Our strong results were driven by continued growth in our mobile business, and we are pleased to see our MHL-enabled products achieve design wins in mobile, CE products and PC monitors,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “We also continued to make progress with our 60GHz low-latency, gigabit wireless video solutions as our third generation of products have been sampled to our key customers for CE applications, and we are currently on track to sample our mobile-oriented wireless product towards the end of this year.”

GAAP net loss for the first quarter of 2012 was $9.6 million, or $0.12 per share, compared to a net loss of $10.2 million, or $0.12 per share, for the fourth quarter of 2011 and a net loss of $0.8 million, or $0.01 per share, for the first quarter of 2011.

Non-GAAP net loss for the first quarter of 2012 was $0.8 million, or $0.01 per share, compared to a net income of $4.8 million, or $0.06 per diluted share, for the fourth quarter of 2011 and a net income of $2.4 million, or $0.03 per diluted share, for the first quarter of 2011. Non-GAAP net income for these periods excludes stock-based compensation expense, impairment of intangible assets, amortization of intangible assets, restructuring charges, business acquisition related expenses and reversal of a subsidiary’s foreign currency translation adjustment.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

Silicon Image announced that its Board has authorized the repurchase of its common stock to an aggregate purchase of $50 million.  The repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchase of shares will be determined by the company, based on its evaluation of market conditions, cash on hand and other factors, and may be made under a plan that complies with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.

“We believe it is the right time to initiate a share repurchase plan and opportunistically repurchase shares to partially offset dilution. Further, it demonstrates our commitment to our shareholders and our confidence in our business going forward,” said Mr. Martino.

The authorization will stay in effect until the authorized aggregate amount is expended or the authorization is modified by the Board of Directors.  The program does not obligate the company to acquire any particular amount of stock and purchases under the program may be commenced or suspended at any time, or from time to time, without prior notice.  Further the stock repurchase program may be modified, extended or terminated by the Board at any time.

The following are Silicon Image’s financial performance estimates for the second quarter of 2012:

Revenue: $60 million - $62 million
Gross Margin: 57% -  58%
GAAP operating expenses: $36 million - $37 million
Non-GAAP operating expenses: approximately $32.5 million
Diluted shares outstanding: approximately 85 million
Non-GAAP tax rate: approximately 30% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, restructuring charges, impairment of intangible assets, business acquisition related expenses and reversal of a subsidiary’s foreign currency translation adjustment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its first quarter of 2012 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 800-706-9302 or 303-223-4381 and enter pass code 21588530.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.siliconimage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through May 6, 2012.  To access the replay, please dial 800-633-8284 or 402-977-9140 and enter pass code 21588530.

About Silicon Image, Inc.
Silicon Image is a leading provider of wireless and wired connectivity solutions that enable the reliable distribution and presentation of high-definition content for consumer electronics, mobile, and PC markets.  The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standards for mobile devices - SPMT™ and MHL™, and the leading 60GHz wireless HD video standard – WirelessHD®.  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services. For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, company growth, progress with 60GHz wireless solutions, expectations for customer sampling of mobile-oriented wireless products and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Revenue:
Product	$43,024	$45,029	$38,057
Licensing	11,979	13,704	10,942
Total revenue	55,003	58,733	48,999
Cost of revenue and operating expenses:
Cost of product revenue (1)	23,099	22,824	19,872
Cost of licensing revenue	125	150	400
Research and development (2)	21,707	17,646	15,243
Selling, general and administrative (3)	16,137	13,865	13,051
Amortization of intangible assets	496	496	197
Restructuring expense	5	812	365
Impairment of intangible assets	-	8,500	-
Total cost of revenue and operating expenses	61,569	64,293	49,128
Loss from operations	(6,566)	(5,560)	(129)
Interest income and others, net	538	384	377
Income (loss) before provision for income taxes and equity in net loss of unconsolidated affiliate	(6,028)	(5,176)	248
Income tax expense	2,948	4,047	1,068
Equity in net loss of unconsolidated affiliate	(600)	(994)	-
Net loss	$(9,576)	$(10,217)	$(820)

Net loss per share – basic and diluted	$(0.12)	$(0.12)	$(0.01)
Weighted average shares – basic and diluted	82,722	82,050	78,724

(1) Includes stock-based compensation expense	$218	$84	$180
(2) Includes stock-based compensation expense	$1,160	$777	$573
(3) Includes stock-based compensation expense	$1,910	$1,135	$1,132

SILICON IMAGE, INC.
GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
GAAP net loss	$(9,576)	$(10,217)	$(820)
Non-GAAP adjustments:
Stock-based compensation expense (1)	3,288	1,996	1,885
Business strategic initiative and acquisition related expenses (2)	1,528	-	138
Amortization of intangible assets (2)	496	496	197
Amortization of intangible assets of unconsolidated affiliate (2)	134	232	-
Restructuring expense (3)	5	812	365
Impairment of intangible assets (3)	-	8,500	-
Reversal of a subsidiary's foreign currency translation adjustment (3)	-	-	132
Non-GAAP net income (loss) before tax adjustments	(4,125)	1,819	1,897
Tax adjustments (4)	3,301	2,992	534
Non-GAAP net income (loss)	$(824)	$4,811	$2,431

Non-GAAP net income (loss) per share — basic	$(0.01)	$0.06	$0.03
Non-GAAP net income (loss) per share — diluted	$(0.01)	$0.06	$0.03
Weighted average shares — basic	82,722	82,050	78,724
Weighted average shares — diluted	82,722	83,406	82,351

Stock-based compensation expense is composed of the following:
Cost of Revenue	$218	$84	$180
Research and Development	1,160	777	573
Selling, General and Administrative	1,910	1,135	1,132
Total	$3,288	$1,996	$1,885

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliates and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. During January 2012, we established a research and development center in Hyderabad, India, whereby we hired 75 employees from our subcontractor and had to incur a onetime fee of approximately $3.056 million towards acquiring these employees. We will amortize this fee over the first two quarters of 2012 amounting to $1,528 million per quarter. We do not expect a fee of similar nature to be paid in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs, (ii) impairment charges and (iii) reversal of a subsidiary’s foreign currency translation adjustment.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.  As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Reversal of a subsidiary’s foreign currency translation adjustment relates to the reversal from accumulated Other Comprehensive Income (OCI) to income of the accumulated foreign currency translation adjustment of our wholly owned subsidiary in Germany whose facilities and offices had been substantially liquidated during 2010. Our decision to take the accumulated foreign currency translation adjustment to income was based on the provisions of FASB ASC. No. 830-30-40, which states that currency translation adjustment should not be released from accumulated OCI into income until complete or substantially complete liquidation of an investment in a foreign entity. As this was a one-time income and that this unique transaction limits the comparability of our on-going operations with prior and future periods, we believe that this income does not accurately reflect the underlying performance of our continuing operations in the period in which this income was incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three months ended March 31, 2012, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax loss. For the three months ended December 31, 2011 and March 31, 2011, our non-GAAP tax rate was approximately 18% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes. At the beginning of year 2012, the full fiscal year 2012 non-GAAP effective tax rate expected from our non-GAAP pre-tax income was estimated to be 30%.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	March 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$34,471	$37,125
Short-term investments	116,842	124,301
Accounts receivable, net	37,288	27,368
Inventories	12,223	10,062
Prepaid expenses and other current assets	7,900	9,101
Deferred income taxes	739	708
Total current assets	209,463	208,665
Property and equipment, net	13,074	12,772
Deferred income taxes, non-current	4,066	4,706
Intangible assets, net	11,419	11,915
Goodwill	18,646	18,646
Other assets	13,349	9,369
Total assets	$270,017	$266,073
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$17,322	$10,133
Accrued and other current liabilities	22,204	26,116
Deferred margin on sales to distributors	11,251	7,809
Deferred license revenue	3,599	2,684
Total current liabilities	54,376	46,742
Other long-term liabilities	15,844	14,815
Total liabilities	70,220	61,557
Stockholders’ equity	199,797	204,516
Total liabilities and stockholders’ equity	$270,017	$266,073

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(9,576)	$(820)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	1,591	1,659
Stock-based compensation expense	3,288	1,885
Amortization of investment premium	509	806
Tax benefits from employee stock-based transactions	310	923
Amortization of intangible assets	496	197
Excess tax benefits from employee stock-based transactions	(310)	(923)
Realized gain on sale of short-term investments	(45)	(39)
Equity in net loss of unconsolidated affiliate	600	-
Others	358	162
Changes in assets and liabilities:
Accounts receivable	(9,967)	(4,261)
Inventories	(2,161)	(758)
Prepaid expenses and other assets	969	(827)
Accounts payable	6,483	(1,548)
Accrued and other liabilities	(1,847)	(4,322)
Deferred margin on sales to distributors	3,442	5,224
Deferred license revenue	858	(725)
Cash used in operating activities	(5,002)	(3,367)
Cash flows from investing activities:
Proceeds from maturities and sales of short-term investments	23,031	35,457
Purchases of short-term investments	(15,797)	(30,076)
Cash used in business acquisitions	-	(1,915)
Purchases of property and equipment	(2,191)	(1,924)
Investment in a privately held company	(3,500)	-
Advances for intellectual properties	-	(4,750)
Other investing activities	(500)	-
Cash provided by (used in) investing activities	1,043	(3,208)
Cash flows from financing activities:
Proceeds from issuances of common stock	2,486	4,047
Excess tax benefits from employee stock-based transactions	310	923
Repurchases of restricted stock units for income tax withholding	(1,465)	(1,069)
Cash provided by financing activities	1,331	3,901
Effect of exchange rate changes on cash and cash equivalents	(26)	(4)
Net decrease in cash and cash equivalents	(2,654)	(2,678)
Cash and cash equivalents — beginning of period	37,125	29,942
Cash and cash equivalents — end of period	$34,471	$27,264
Supplemental cash flow information:
Cash payment for income taxes	$(209)	$(1,625)
Restricted stock units vested	$3,929	$2,735
Property and equipment and other assets purchased but not paid for	$1,150	$626
Unrealized gain (loss) on short term investments	$174	$(9)